UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2020

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Board of Directors (the “Board”) of Adverum Biotechnologies, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to ten members and appointed Dawn Svoronos to the Board to fill the newly created directorship, effective immediately. Ms. Svoronos will serve as a Class I director of Adverum, to hold office until Adverum’s 2021 annual meeting of stockholders and until her successor is elected and qualified, or until her earlier death, resignation or removal. The Board has determined that Ms. Svoronos satisfies the applicable independence requirements of the Nasdaq Listing Rules.

On the date of her appointment to the Board, Ms. Svoronos received an option to purchase 45,000 shares of Adverum’s common stock pursuant to Adverum’s 2014 Equity Incentive Award Plan. One-third of the shares subject to the option vest on each anniversary of the grant date, subject to Ms. Svoronos’s continued service to Adverum on each such vesting date.

Ms. Svoronos will participate in the Company’s standard compensation program for non-employee directors, which was amended and restated as of December 9, 2020 and is filed as Exhibit 99.1 to this Current Report on Form 8-K, which non-employee director compensation policy is incorporated herein by reference. Under the policy, non-employee directors receive an annual cash retainer of $40,000 (plus additional amounts for committee service), an initial grant of a stock option upon joining the Board (described above), and an annual stock option covering 30,000 shares of common stock.

Additionally, Adverum and Ms. Svoronos will enter into an indemnification agreement in substantially the same form that Adverum has entered into with each of its existing directors.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Non-Employee Director Compensation Policy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: December 14, 2020	By:	/s/ Laurent Fischer
Laurent Fischer, Chief Executive Officer